Exhibit 10.32

EQUIPMENT LEASE

THIS AGREEMENT, is made and entered into this 15th day of September, 2014, by and between Alan Cohen, of Water Equipment Leasing, LLC, hereinafter referred to as LESSOR; and Next Fuel, Inc., of 821 Frank Street Sheridan, WY 82801 hereinafter referred to as LESSEE.

WITNESSETH:

WHEREAS, Lessor owns equipment located at 6704 Ranger Ave. Corpus Christi TX 78412; and,

WHEREAS, Lessee is desirous of leasing said equipment;

NOW, THEREFORE, in consideration of the lease to be paid and covenants to be performed, all as more particularly hereinafter set forth, the parties agree as follows:

DESCRIPTION OF LEASED EQUIPMENT: Lessor has demised, leased and let, and by these presents does demise, lease and let, unto Lessee the equipment hereinafter described located in Corpus Christi, TX:

2 each INTEGRA DISK FILTRATION UNITS

TO HAVE AND TO HOLD the said equipment unto Lessee, its successors and assigns, for the term of this lease, including renewals, if any, as hereinafter set forth.

TERM: The primary term of this lease shall be for a period of 3 years, commencing on the 15th day of September, 2014, and terminating on the 15th day of August, 2017.

RENTAL: Lessee shall pay as rent for the leased equipment for the term the sum of Four Thousand Nine Hundred and 00/100 Dollars ($4,900.00) per month, payable on the 15th day of each and every month of the lease term, beginning on the 15th day of September, 2014. Payment shall be made to Lessor at 211 E. 70th Street Apt 14B NY, NY 10021. Lessor will accept (in lieu of cash payment), 15,000 restricted shares of NXFI common stock per month for equipment lease. The full $150,000 is due no later than the last day of the Primary Term of this lease.

Upon execution of this agreement, Lessee agrees to issue and Lessor acknowledges receipt of the issuance of Three Hundred Thousand Restricted Shares of NXFI Common Stock (300,000), representing the Origination Fee for the lease.

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At the end of the primary term, Lessee is hereby granted ownership of the equipment.

TAXES: Lessor agrees to pay all taxes levied upon the real equipment during the term of the lease.

INSURANCE AND DESTRUCTION OF THE EQUIPMENT: Lessor shall maintain fire and extended coverage insurance upon the equipment herein demised. Lessee shall maintain its own insurance on the equipment and for the protection of its own equipment. If during the term of this lease, the described equipment is destroyed by fire or by the elements, or if said equipment is partially destroyed so as to render them unfit for use, then in any of such events, the rentals herein agreed upon shall be waived during the period that the equipment cannot be used as contemplated by Lessee. In the event a portion of the leased equipment can be used and is used, then only a proportion of the amount shall be deducted from the rentals during the period concerned. Notwithstanding any provisions hereof, in the event the demised equipment are substantially destroyed by fire or the elements, Lessor shall have the option of determining whether or not to repair and refurbish the said equipment and restore them to substantially the original condition. If Lessor chooses not to repair or refurbish the said equipment and restore the equipment, then this lease shall automatically and forthwith be terminated. If Lessor elects to repair and refurbish said equipment and does so within sixty (60) days from the date of destruction, then the payment of rentals as are herein provided shall be resumed by Lessee as soon as the equipment is repaired and ready for occupancy. In the event Lessor does not repair the equipment and make the same ready for occupancy within such sixty (60) day period, Lessee shall not be obligated to continue with this lease, but may, in its sole and only discretion, elect to continue the lease.

USE AND CONDITION OF EQUIPMENT: Lessee contemplates using the equipment in operations of Next Fuel, Inc. No other use of the equipment shall be permitted without the prior written consent of Lessor. Lessee shall maintain the equipment in a clean, safe and sanitary condition. Lessee shall not permit any use of the equipment, or any part thereof, which is in violation of any national, state, county or municipal law, ordinance or regulation.

MAINTENANCE: Lessor shall at its own expense maintain the equipment. However, if damage occurs to the equipment so as to ordinarily require repair or maintenance by Lessor, but such damage is caused by the negligence or fault of Lessee, the Lessee shall repair the same in a good, satisfactory and workmanlike manner at Lessee's expense. Lessee agrees to provide for the maintenance and repair of the balance of the equipment and improvements in a good and satisfactory condition at Lessee’s own expense and shall surrender the leased equipment to Lessor upon termination of this lease in as good a condition as it now is, reasonable wear and tear alone excepted.

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SUBLETTING OR SUBLEASING: In the event Lessee shall attempt to sublet or sublease any part or all of the equipment herein demised without the written consent of Lessor, Lessor shall have the option to terminate this lease forthwith. In the event such subletting or subleasing is consented to by Lessor, it shall in no way relieve Lessee herein from any obligation, term or condition of this lease.

DEFAULT: In the event of default in the payment of rent or any installment thereof, whether the same be demanded or not, or if the Lessee shall commit or suffer any waste to be committed in or upon said equipment, or if default shall be made by Lessee in the performance or observance of any other covenant or agreement or condition of this lease, or if Lessee shall be dispossessed, or if Lessee shall at any time make general assignment for the benefit of creditors, or if Lessee shall make an insolvent assignment, or if Lessee shall file a voluntary petition in bankruptcy or be adjudged a bankrupt, and in the event that such default or condition, or any of them, shall exist for a period of thirty (30) days, then Lessor may give Lessee written notice of such default. Said notice shall be deemed delivered when deposited in the United States mail, properly sealed, stamped and addressed to Lessee at the address set forth for Lessee at the beginning of this lease.

In the event the default or defaults are not cured in their entirety within thirty (30) days after the delivery of said notice, the Lessor, its successor or assigns, may reenter the demised equipment and take and hold fall and complete possession thereof without such reentry working a forfeiture of the rents to be paid or the covenants to be performed. Thereafter, Lessor may recover for Lessee such damages as Lessor may have suffered by reason of such default, together with attorney fees and other costs. Lessor agrees, however, to take all reasonable steps to minimize the damages.

In the event the above default or defaults are not cured within the thirty (30) day period, Lessor may, also at its option, without any further notice, reenter the demised equipment and cancel and terminate this lease.

TIME OF ESSENCE: Time shall be of the essence of this lease and all the terms, covenants and conditions hereof shall be performed at or before the times herein set forth. Any forbearance on the part of Lessor in the enforcement of the terms and conditions of this lease shall in no way be construed as a waiver of default thereof or waiver of the obligatory effect of such provision.

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CONSTRUCTION AND BINDING EFFECT: This lease shall be construed under the laws of the State of Wyoming and shall be binding upon and inure to the benefit of the respective parties, their heirs, executors, successors and assigns.

IN WITNESS WHEREOF, Lessor and Lessee have executed this lease on the day and year first above written.

Lessor: Water Equipment Leasing, LLC		Lessee: Next Fuel, Inc.

By:		By:	/s/ Robert H. Crag
	Managing Partner		Robert H. Crag - CEO

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AMENDMENT 1

December 16, 2014

This amendment to the original Lease dated September 15, 2014 is intended to make clear the payment schedule associated with the lease. The original Lease allowed for a stock grant in lieu of a cash payment, the frequency of the stock grants was not included in the original document. As of December 15, 2014 and effective as of September 15, 2014, both parties agree that the stock grants will be made on a semiannual basis with the first grant due by March 15, 2015. It is also agreed that the stock will be issued to the three individuals and not the company as shown below;

Alan Cohen

David Callan

Scott Williams

It is further agreed that if the lease is satisfied and/or terminated on any interim date between the due dates of any required payment that the stock grant will be proportional to the numbers of days in said period.

Agreed to on this date, December 16, 2014 by;

/s/ Robert H. Craig
Robert H. Craig
Next Fuel, Inc.

/s/ Alan Cohen
Alan Cohen
Water Equipment Leasing, LLC

122 North Main Street

Sheridan, WY 82801

Ph: (307) 674-2145

www.next-fuel.com